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                                                                     EXHIBIT 5.1

                [LETTERHEAD OF STRADLING YOCCA CARLSON & RAUTH]

                      A PROFESSIONAL CORPORATION         SAN FRANCISCO OFFICE
                            ATTORNEYS AT LAW             44 MONTGOMERY STREET,
                 660 NEWPORT CENTER DRIVE, SUITE 1600         SUITE 2950
                       NEWPORT BEACH, CA  92660        SAN FRANCISCO, CALIFORNIA
                       TELEPHONE (949) 725-4000                 94104
                       FACSIMILE (949) 725-4100        TELEPHONE  (415) 283-2240
                                                       FACSIMILE  (415) 283-2255


                                  May 9, 2000

Pacific Mercantile Bancorp
450 Newport Center Drive, Suite 100
Newport Beach, California  92660

     Re:  Registration Statement on Form S-1; Registration No.333-33452
          -------------------------------------------------------------

Dear Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-1, Registration No. 333-33452, filed by you with the Securities and Exchange Commission (the "Commission") on March 28, 2000 (as amended by Amendment No. 1 thereto, and as may be further amended or supplemented, the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of: (i) 3,450,000 shares of your Common Stock that are to be purchased by the underwriters named in the Registration Statement (the "Underwriters") for sale by them to the public (the "Shares"), which include up to 450,000 shares of common stock issuable pursuant to an over-allotment option; and (ii) 300,000 shares of your Common Stock that may be purchased on exercise of warrants that are to be sold to Paulson Investment Company, Inc., as representative of the Underwriters (the "Warrant Shares").

     As your counsel in connection with the registration of the Shares under the Act, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the sale and issuance of the Shares.

     Based on the foregoing, and assuming completion of proceedings taken in order to permit the sale and issuance of the Shares and the Warrant Shares to be carried out in accordance with the securities laws of various states, where required, it is our opinion that the Shares, when issued and sold in the manner described in the Registration Statement, and the Warrant Shares, when issued and sold in the manner described in the Registration and pursuant to the terms of the Warrant Agreement in the form filed as an Exhibit to the Registration, will be legally and validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement, including the Prospectus constituting a part thereof and any amendment thereto.

                              Respectfully submitted,


                              /s/  STRADLING YOCCA CARLSON & RAUTH